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Exhibit 10.12

Secured Full Recourse Promissory Note
Emeryville, California

$50,000	January 28, 2000

        Reference is made to that certain Immediately Exercisable Stock Option Exercise Agreement (the "Purchase Agreement") of even date herewith, by and between the undersigned (the "Purchaser") and ALIBRIS, a California corporation (the "Company"), issued to Purchaser under the Company's 2000 Equity Incentive Plan (the "Plan"). This Secured Full Recourse Promissory Note (the "Note") is being tendered by Purchaser to the Company as all or part of the total purchase price of the Shares (as defined below) pursuant to the Purchase Agreement.

        1.     Obligation. In exchange for the issuance to the Purchaser pursuant to the Purchase Agreement of 50,000 shares of the Company's Common Stock (the "Shares"), receipt of which is hereby acknowledged, Purchaser hereby promises to pay to the order of the Company on or before the earliest to occur of the following: (i) the fifth (5th) anniversary of the date first above written, (ii) ninety (90) days after the Termination (as defined in the Plan) of Purchaser, or (iii) immediately upon any Event of Default (as defined in Section 3, below) at the Company's principal place of business located at 1250 45th Street, Suite 100, Emeryville, California 94068, or at such other place as the Company may direct, the principal sum of Fifty Thousand Dollars ($50,000) together with interest compounded annually on the unpaid principal at the rate of 6.2100 percent (6.2100%), which rate is not less than the minimum rate established pursuant to Section 1274(d) of the Internal Revenue Code of 1986, as amended, on the earliest date on which there was a binding contract in writing for the purchase of the Shares; provided, however, that the rate at which interest will accrue on unpaid principal under this Note will not exceed the highest rate permitted by applicable law. All payments hereunder shall be made in lawful tender of the United States.

        2.     Security. Performance of Purchaser's obligations under this Note is secured by a security interest in the Shares and any other property of the-Purchaser granted to the Company by Purchaser under a Stock Pledge Agreement dated of even date herewith between the Company and Purchaser (the "Pledge Agreement").

        3.     Events of Default. Purchaser will be deemed to be in default under this Note upon the occurrence of any of the following events (each an "Event of Default"): (i) upon Purchaser's failure to make any payment when due under this Note, which failure shall continue for a period of ten (10) days after such due date; (ii) the failure of any representation or warranty in the Pledge Agreement to have been true, the failure of Purchaser to perform any obligation under the Pledge Agreement, or upon any other breach by the Purchaser of the Pledge Agreement; (iii) any voluntary or involuntary transfer of any of the Shares or any interest therein (except a transfer to the Company); (iv) upon the filing regarding the Purchaser of any voluntary or involuntary petition for relief under the United States Bankruptcy Code or the initiation of any proceeding under federal law or law of any other jurisdiction for the general relief of debtors; or (v) upon the execution by Purchaser of an assignment for the benefit of creditors or the appointment of a receiver, custodian, trustee or similar party to take possession of Purchaser's assets or property.

        4.     Acceleration; Remedies On Default. Upon the occurrence of any Event of Default, at the option of the Company, all principal and other amounts owed under this Note shall become immediately due and payable without notice or demand on the part of the Company, and the Company will have, in addition to its rights and remedies under this Note, the Pledge Agreement, full recourse against any real, personal, tangible or intangible assets of Purchaser, and may pursue any legal or equitable remedies that are available to it.

        5.     Rule 144 Holding Period. PURCHASER UNDERSTANDS THAT THE HOLDING PERIOD SPECIFIED UNDER RULE 144(d) OF THE SECURITIES AND EXCHANGE COMMISSION WILL NOT BEGIN TO RUN WITH RESPECT TO SHARES PURCHASED WITH THIS NOTE

UNTIL EITHER (i) THE EXERCISE PRICE OF SUCH SHARES IS PAID IN FULL IN CASH OR BY OTHER PROPERTY ACCEPTED BY THE COMPANY, OR (ii) THIS NOTE IS SECURED BY COLLATERAL, OTHER THAN THE SHARES THAT HAVE NOT BEEN FULLY PAID FOR IN CASH, HAVING A FAIR MARKET VALUE AT LEAST EQUAL TO THE AMOUNT OF PURCHASER'S THEN OUTSTANDING OBLIGATION UNDER THIS NOTE (INCLUDING ACCRUED INTEREST).

        6.     Prepayment. Prepayment of principal and/or other amounts owed under this Note may be made at any time without penalty. Unless otherwise agreed in writing by the Company, each payment will be applied to the extent of available funds from such payment in the following order: (i) first to the accrued and unpaid costs and expenses under the Note or the Pledge Agreement, (ii) then to accrued but unpaid interest, and (iii) lastly to the outstanding principal.

        7.     Governing Law; Waiver. The validity, construction and performance of this Note will be governed by the internal laws of the State of California, excluding that body of law pertaining to conflicts of law. Purchaser hereby waives presentment, notice of non-payment, notice of dishonor, protest, demand and diligence.

        8.     Attorneys' Fees. If suit is brought for collection of this Note, Purchaser agrees to pay all reasonable expenses, including attorneys' fees, incurred by the holder in connection therewith whether or not such suit is prosecuted to judgment

        IN WITNESS WHEREOF, Purchaser has executed this Note as of the date and year first above written.

Steven G. Gillan Purchaser's Name [type or print]	/s/ STEVEN G. GILLAN Purchaser's Signature

[Signature page to Alibris Secured Full Recourse Promissory Note]

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Stock Pledge Agreement

        This Stock Pledge Agreement (the "Pledge Agreement") is made and entered into as of January 28, 2000 between Alibris, a California corporation (the "Company"), and Steven Gillan (the "Pledgor"). Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Secured Full Recourse Promissory Note of even date herewith delivered by Pledgor to the Company (the "Note").

R E C I T A L S

        A.    In exchange for delivery of the Note to the Company, the Company has issued and sold to Pledgor 50,000 shares of its Common Stock (the "Shares") pursuant to the terms and conditions of that certain Purchase Agreement.

        B.    Pledgor has agreed that repayment of the Note will be secured by the pledge of the Shares pursuant to this Pledge Agreement and, if required by the Company, by certain other collateral as more fully set forth on Schedule A attached hereto (the "Additional Collateral").

        NOW, THEREFORE, the parties agree as follows:

        1.     Creation of Security Interest. Pursuant to the provisions of the California Commercial Code, Pledgor hereby grants to the Company, and the Company hereby accepts, a first and present security interest in (i) the Shares, (ii) all Dividends (as defined in Section 5 hereof), and (iii) all Additional Securities (as defined in Section 6 hereof) and (iv) such Additional Collateral listed on Schedule A hereto, if any, to secure payment of the Note and performance of all Pledgor's obligations under this Pledge Agreement. Pledgor herewith delivers to the Company Common Stock certificate(s) No(s).                         , representing all the Shares, together with one or more stock power(s) for each certificate so delivered in the form attached as an Exhibit to the Purchase Agreement, duly executed (with the date and number of shares left blank) by Pledgor and Pledgor's spouse, if any. For purposes of this Pledge Agreement, the Shares, all Dividends, all Additional Securities and all Additional Collateral will hereinafter be collectively referred to as the "Collateral. Pledgor agrees that the Collateral will be deposited with and held by the Escrow Holder (as defined in the Purchase Agreement) and that, notwithstanding anything to the contrary in the Purchase Agreement, for purposes of carrying out the provisions of this Pledge Agreement, Escrow Holder will act solely for the Company as its agent.

        2.     Representations and Warranties and Covenants Regarding Collateral. Pledgor hereby represents and warrants to the Company that Pledgor has good title (both record and beneficial) to the Collateral, free and clear of all claims, pledges, security interests, liens or encumbrances of every nature whatsoever, and that Pledgor has the right to pledge and grant the Company the security interest in the Collateral granted under this Pledge Agreement. Pledgor further agrees that, until all sums due under the Note have been paid in full, and all of Purchaser's obligations under this Pledge Agreement have been performed, Purchaser will not, without the Company's prior written consent, (i) sell, assign or transfer, or attempt to sell, assign or transfer, any of the Collateral, or (ii) grant or create, or attempt to grant or create, any security interest, lien, pledge, claim or other encumbrance with respect to any of the Collateral or (iii) suffer or permit to continue upon any of the Collateral during the term of this Pledge Agreement, an attachment, levy, execution or statutory lien.

        3.     Rights on Default. Upon an occurrence of an Event of Default under the Note, the Company will have full power to sell, assign and deliver or otherwise dispose the whole or any part of the Collateral at any broker's exchange or elsewhere, at public or private sale, at the option of the Company, in order to satisfy any part of the obligations of Pledgor now existing or hereinafter arising under the Note or under this Pledge Agreement. On any such sale, the Company or its assigns may purchase all or any part of the Collateral. In addition, at its sole option, the Company may elect to retain all the Collateral in full satisfaction of Pledgor's obligation under the Note, in accordance with the provisions and procedures set forth in the California Uniform Commercial Code. Pledgor agrees at the Company's request, to cooperate with the Company in connection with the disposition of any and all of the Collateral and to execute and deliver any documents which the Company shall reasonably request to permit disposition of the Collateral.

        4.     Additional Remedies. The rights and remedies granted to the Company herein upon an Event of Default will be in addition to all the rights, powers and remedies of the Company under the California Uniform Commercial Code and applicable law and such rights, powers and remedies will be exercisable by the Company with respect to all of the Collateral. Pledgor agrees that the Company's reasonable expenses of holding the Collateral, preparing it for resale or other disposition, and selling or otherwise disposing of the Collateral, including attorneys' fees and other legal expenses, will be deducted from the proceeds of any sale or other disposition and will be included in the amounts Pledgor must tender to redeem the Collateral. All rights, powers and remedies of the Company will be cumulative and not alternative. Any forbearance or failure or delay by the Company in exercising any right, power or remedy hereunder will not be deemed to be a waiver of any such right, power or remedy and any single or partial exercise of any such right, power or remedy hereunder will not preclude the further exercise thereof.

        5.     Dividends; Voting. All dividends hereinafter declared on or payable with respect to any Collateral during the term of this Pledge Agreement (excluding only ordinary cash dividends, which will be payable to Pledgor so long as no Event of Default has occurred under the Note) (the "Dividends") will be immediately delivered to the Company to be held in pledge under this Pledge Agreement. Notwithstanding this Pledge Agreement, so long as Pledgor owns the Shares and no Event of Default has occurred under the Note, Pledgor will be entitled to vote any shares comprising the Collateral, subject to any proxies granted by Pledgor.

        6.     Adjustments. In the event that during the term of this Pledge Agreement, any stock dividend, reclassification, readjustment, stock split or other change is declared or made with respect to the Collateral, or if warrants or any other rights, options or securities are issued in respect of the Collateral, (the "Additional Securities") then all new, substituted and/or additional shares or other securities issued by reason of such change or by reason of the exercise of such warrants, rights, options or securities, will be (if delivered to Pledgor, immediately surrendered to the Company and) pledged to the Company to be held under the terms of this Pledge Agreement as and in the same manner as the Collateral is held hereunder.

        7.     Rights Under Purchase Agreement; Setoff. Pledgor understands and agrees that the Company's rights to repurchase the Collateral under the Purchase Agreement, if any, will continue for the periods and on the terms and conditions specified in the Purchase Agreement, whether or not the Note has been paid in full during such period of time, and that to the extent that the Note is not paid in full during such period of time, the repurchase by the Company of the Collateral may be made by way of cancellation of all or any part of Pledgor's indebtedness under the Note.

        8.     Redelivery of Collateral; No Release For Partial Payment.

          (a)   Until all obligations of Pledgor under the Note and under this Pledge Agreement have been satisfied in full, all Collateral will continue to be held in pledge under this Pledge Agreement. If Pledgor prepays all or a portion of the principal amount of the Note, the portion of the Shares for which such pre-payment would represent the purchase price under the Purchase Agreement (the "Paid Shares") will be treated as independent collateral for the remaining balance of the Note for the purpose of commencing the holding period under Rule 144(d) of the Securities and Exchange Commission with respect to other Shares purchased with the Note.

          (b)   Upon performance of all Pledgor's obligations under the Note and this Pledge Agreement, and subject to the terms and conditions of the Purchase Agreement, the Company will immediately redeliver the Collateral to Pledgor and this Pledge Agreement will terminate;

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  provided, however, that all rights of the Company to retain possession of the Shares pursuant to the Purchase Agreement will survive termination of this Pledge Agreement.

        9.     Further Assurances. Pledgor shall, at the Company's request, execute and deliver such further documents and take such further actions as the Company shall reasonably request to perfect and maintain the Company's security interest in the Collateral, or in any part thereof.

        10.   Successors and Assigns. This Pledge Agreement will inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties hereto.

        11.   Governing Law; Severability. This Pledge Agreement will be governed by and construed in accordance with the internal laws of the State of California, excluding that body of law relating to conflicts of law. Should one or more of the provisions of this Pledge Agreement be determined by a court of law to be illegal or unenforceable, the other provisions nevertheless will remain effective and will be enforceable.

        12.   Modification; Entire Agreement. This Pledge Agreement will not be amended without the written consent of both parties hereto. This Pledge Agreement, together with the Note and any the UCC-1 financing statements filed by the Company, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings related to such subject matter.

        IN WITNESS WHEREOF, the parties hereto have executed this Pledge Agreement as of the date and year first above written.

ALIBRIS		PLEDGOR
By:		/s/ STEVEN G. GILLAN
(Signature)
By:		/s/ STEVEN G. GILLAN
	(Please print name)	(Please print name)
By:
(Please print title)

[Signature page to Alibris Stock Pledge Agreement]

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  Exhibit 10.12
Stock Pledge Agreement